For the semi-annual period ended 11/30/01.
File number 811-05206
Prudential Natural Resources Fund, Inc.

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

Ia.

1.	Name of Issuer
	     Aquila Inc.

2.	Date of Purchase
	     4/23/2001

3.	Number of Securities Purchased
	     4,500

4.	Dollar Amount of Purchase
	     $108,000

5.	Price Per Unit
	     $24.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Merrill Lynch

7.	Other Members of the Underwriting Syndicate

		Lehman Brothers Inc.
		Merrill Lynch
		Salomon Smith Barney Inc.
		Credit Lyonnais Securities (USA) Inc.
		J.P. Morgan Securities Inc.
		Banc of America Securities LLC
		Dain Rauscher Incorporated
		Deutsche Banc Alex. Brown Inc.
		A.G. Edwards & Sons, Inc.
		Fidelity Capital Markets
		First Union Securities, Inc.
		Lazard Freres & Co. LLC
		Prudential Securities Incorporated
		UBS Warburg LLC
		Robert W. Baird & Co. Incorporated
		Blaylock & Partners, L.P.
		Chatsworth Securities LLC
		Fahnestock & Co. Inc.
		Janney Montgomery Scott LLC
		Edward D. Jones & Co., L.P.
		Legg Mason Wood Walker
		Neuberger Berman, LLC
		Petrie Parkman & Co., Inc.
		Pryor, McClendon, Counts & Co., Inc.
		Ragen Mackenzie Incorporated
		Raymond James & Associates, Inc.
		Sanders Morris Harris
		Security Investment Company of Kansa City
		Simmons & Company, Incorporated
		Stifel, Nicolaus & Company, Incorporated
		Utendahl Capital Partners, L.P.


























Ib.

1.	Name of Issuer
	     Peabody Energy Corp.

2.	Date of Purchase
	     5/21/2001

3.	Number of Securities Purchased
	     60,500

4.	Dollar Amount of Purchase
	     $1,694,000

5.	Price Per Unit
	     $28.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Lehman Brothers

7.	Other Members of the Underwriting Syndicate

		U.S. Underwriters

		Lehman Brothers Inc.
		Bear, Stearns & Co.
		Merrill Lynch
		Morgan Stanley & Co. Incorporated
		UBS Warburg LLC
		A.G. Edwards & Sons, Inc.
		ABN AMRO Rothschild LLC
		Fidelity Capital Markets
		Prudential Securities
		Robert Stephens, Inc.
		Scotia Capital (USA) Inc.
		SG Cowen Securities Corporation
		Stifel, Nicolaus & Company, Incorporated
		Cazenove Inc.
		Chatsworth Securities LLC
		Fahnestock & Co.
		First Southwest Company
		Johnson Rice & Company LLC
		Edward D. Jones & Co.
		Petrie Parkman & Co.
		Sanders Morris Harris

		International Underwriters
		Lehman Brothers International (Europe)
		Bear, Stearns International Limited
		Merrill Lunch International
		Morgan Staley & Co. International Limited
		UBS AG, acting through its business group UBS Warburg
		Cazenove & Co.






t:  \Cluster 1\NSAR\NRF\7-02\77O